UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 8, 2003

NetIQ Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-26757	77-0405505

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3553 North First Street, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 856-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

On September 8, 2003 NetIQ Corporation entered into an Employment Agreement with Charles M. Boesenberg, its Chairman, Chief Executive Officer and President.

Item 7.    Exhibits

99.1    Employment Agreement dated September 8, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 2003

By:	/S/ JAMES A. BARTH
James A. Barth Senior Vice President Finance and Administration and Chief Financial Officer

Exhibit Index

99.1	Employment Agreement dated September 8, 2003